SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2003

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-24799 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (202) 777-5000

ITEM  9.   Regulation  FD Disclosure.

In a press release on February 5, 2003, The Corporate Executive Board Company (“the Company”) reported 2002 fourth quarter earnings of $0.22 per diluted share, 2002 annual earnings of $0.79 per diluted share and provided a financial outlook for fiscal 2003. The Company also announced that its Board of Directors authorized a share repurchase of up to $75 million of the Company’s common stock. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Timothy R. Yost Timothy R. Yost Chief Financial Officer Date: February 7, 2003

Exhibit Index

Exhibit No	Description
99.1	Press Release dated February 5, 2003.